                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                                   Steel Partners, L.L.C.

Address:                                590 Madison Avenue, 32nd Floor
                                        New York, New York 10022

Designated Filer:                       Steel Partners II, L.P.

Issuer & Ticker Symbol:                 Del Global Technologies Corp. (DGTC.PK)

Statement for Month/Day/Year:           10/21/03

Name:                                   Warren G. Lichtenstein

Address:                                590 Madison Avenue, 32nd Floor
                                        New York, New York 10022

Designated Filer:                       Steel Partners II, L.P.

Issuer & Ticker Symbol:                 Del Global Technologies Corp. (DGTC.PK)

Statement for Month/Day/Year:           10/21/03

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